EXHIBIT 23.1

CONSENT OF INDEPENDENT
REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors of NeoGenomics, Inc.

We hereby consent to the incorporation in this Post Effective Amendment No. 1 to Registration Statement on Form S-1 (File No. 333-166526), of our report dated February 23, 2011 on the consolidated financial statements of NeoGenomics, Inc. as of and for the years ended December 31, 2010 and 2009, which appear in such registration statement.

We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ Kingery & Crouse, P.A.
Kingery & Crouse, P.A.
Certified Public Accountants

Tampa, Florida

March 31, 2011